Exhibit 5

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                  [LETTERHEAD OF LUSE GORMAN POMERENK & SCHICK]




September 13, 2005

Board of Directors
First Federal Banc of the Southwest, Inc.
300 North Pennsylvania Avenue
Roswell, New Mexico 88201

                  Re: First Federal Banc of the Southwest, Inc. Registration Statement on Form S-8
                           ------------------------------------------

Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the registration of common stock, par value $0.01 per share (the "Common Stock"), of First Federal Banc of the Southwest, Inc. (the "Company") issued pursuant to the First Federal Bank 1995 Employees' Stock Option Plan and the First Federal Banc of the Southwest, Inc. 2002 Stock Option and Incentive Plan (together, the "Plans").

     In rendering the opinion expressed herein, we have reviewed the Certificate of Incorporation of the Company, the Plans, the Company's Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

     Based on the foregoing, we are of the following opinion:

     At the time of effectiveness of the Form S-8, the Common Stock of the Company, when issued in accordance with the terms and conditions of the Plans, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                        Very truly yours,


                                        /s/ Luse Gorman Pomerenk & Schick, P.C.